Exhibit 10.1

Arbinet-thexchange, Inc.

Non-Qualified Stock Option Agreement
Granted Under 2004 Stock Incentive Plan

1. Grant of Option.

This Non-Qualified Stock Option Agreement (the “Agreement”) evidences the grant by Arbinet-thexchange, Inc., a Delaware corporation (the “Company”), on September 2, 2008 (the “Grant Date”) to Shawn F. O’Donnell, an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2004 Stock Incentive Plan, as amended (the “Plan”), a total of 375,000 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) at $3.71 per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on September 2, 2018 (the “Final Exercise Date”).

It is intended that the option evidenced by this Agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

(a) Subject to the terms of Section 2(b) and Section 2(c) hereof below, this option will become exercisable (“vest”) as to 25% of the original number of Shares on the first anniversary of the Grant Date and pro-rata thereafter on a monthly basis at the end of each successive month following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date.

(b) Prior to first anniversary of the Grant Date, if the Participant is discharged by the Company without “Cause” (as defined below) this option will vest as to that percentage of the original number of Shares equal to the product of (i) 2.0833 and (ii) the number of full calendar months served by the Participant pursuant to the Employment Agreement dated as of the date hereof by and between the Participant and the Company (the “Employment Agreement”). “Cause” shall have the meaning, and be subject to the terms, set forth in the Employment Agreement.

(c) Except as set forth below, in the case of a Change of Control (as defined below) of the Company, this option shall terminate on the effective date of such transaction, unless provision is made in connection with such transaction for the assumption of this option or the substitution for this option of a new option of the successor corporation or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price, as provided in the Plan. In the event of a Change of Control, the Company shall give written notice thereof to the Participant at least twenty (20) days prior to the effective date of any such transaction or the record date on which stockholders of the Company entitled to participate in such transaction shall be determined, whichever shall first occur. In the event of such Change of Control, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the Participant, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the consideration payable, or otherwise to be received by stockholders, per share of Common Stock pursuant to a Change of Control (the “Sale Price”), multiplied by the number of Shares subject to this option (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of this option; and (ii) any unexercised portion of this option, whether or not then vested and exercisable, shall be exercisable in full for at least fifteen (15) days prior to the date of such termination whether or not otherwise exercisable during such period; provided, however, that in no event shall this option be exercisable after the Final Exercise Date.

For purposes of this Agreement, a “Change of Control” shall mean:

(i) a merger, consolidation or other reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; or

(ii) a stockholder-approved liquidation, dissolution, sale, transfer or other disposition of all or substantially all of the Company’s assets; or

(iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934 Act, as amended (the “Exchange Act”) (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders.

(d) The right of exercise shall be cumulative so that to the extent this option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 2(c) hereof, Section 3 hereof or the Plan.

3. Exercise of Option.

(a) The Participant may exercise this option only in the following manner: from time to time on or prior to the Final Exercise Date of this option, the Participant may give written notice to the Company of his or her election to purchase some or all of the Shares purchasable at the time of such notice. This notice shall specify the number of Shares to be purchased.

Payment of the purchase price for the Shares may be made by one or more of the following methods: (i) in cash or by check payable to the order of the Company; (ii) by the Participant delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price and any required tax withholding; (iii) through the delivery of shares of Common Stock that have been purchased by the Participant on the open market or that are beneficially owned by the Participant and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Board; or (iv)  a combination of (i), (ii) and (iii) above. Payment instruments will be received subject to collection.

(b) Termination of Relationship with the Company. If the Participant ceases to be an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”) for any reason, then, except as provided in Sections 3(c) and (d) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.

Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(c) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in Section 3(d) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(d) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for “Cause” (as defined in Section 2(b)), the right to exercise this option shall terminate immediately upon the effective date of such discharge.

4. Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5. Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6. Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

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IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

ARBINET-THEXCHANGE, INC.

Dated:	September 2, 2008	By:	/s/ W. Terrell Wingfield, Jr.
Name: W. Terrell Wingfield, Jr.
Title: General Counsel and Secretary

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2004 Stock Incentive Plan, as amended.

PARTICIPANT:

/s/ Shawn F. O’Donnell
Shawn F. O’Donnell

Address: